UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: August 31, 2021

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14201 Dallas Parkway

Dallas, TX 75254

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.05 par value	THC	NYSE
6.875% Senior Notes due 2031	THC31	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on August 9, 2021, Tenet Healthcare Corporation (the “Company”) announced that, in furtherance of the Company’s long-term succession plan, Ronald A. Rittenmeyer will transition from Chief Executive Officer of the Company and continue as the Executive Chairman of the Company and the Company’s board of directors (the “Board”) through 2022 and Saumya Sutaria, M.D., will be promoted from President and Chief Operating Officer of the Company to Chief Executive Officer of the Company, in each case effective as of September 1, 2021 (the “Effective Date”). Dr. Sutaria will continue to report to Mr. Rittenmeyer.

Ronald A. Rittenmeyer

In connection with the transition, on August 31, 2021, the Company entered into an amended and restated employment agreement with Mr. Rittenmeyer (the “Rittenmeyer Agreement”) which provides that Mr. Rittenmeyer will serve (i) as the Executive Chairman of the Company and the Board from the Effective Date through December 31, 2022 (the “Initial Term”) and (ii) as an advisor to the Board and the Company’s Chief Executive Officer from January 1, 2023 through December 31, 2024 (the “Subsequent Term” and together with the Initial Term, the “Rittenmeyer Term”), subject to earlier termination in accordance with the terms of the Rittenmeyer Agreement. During the Initial Term, Mr. Rittenmeyer will receive an annualized base salary of $1,500,000 and will be eligible to earn an annual incentive bonus under the Company’s Annual Incentive Plan (the “AIP”), with an annual target amount equal to no less than 150% of his base salary. During the Subsequent Term, Mr. Rittenmeyer will receive an annual retainer of $750,000. In addition, Mr. Rittenmeyer will be eligible to receive a $5 million retention bonus (the “Retention Bonus”) on December 31, 2024, subject to his continued employment through such date.

In the event that Mr. Rittenmeyer’s employment is terminated during the Rittenmeyer Term by the Company without “cause,” by Mr. Rittenmeyer for “good reason,” or as a result of Mr. Rittenmeyer’s death or “disability” (each as defined in the Rittenmeyer Agreement), Mr. Rittenmeyer will (in addition to any accrued compensation, benefits and expense reimbursements through the applicable termination date) be eligible to receive: (1) payment of any unpaid AIP bonus for any prior fiscal year during the Initial Term, (2) a lump sum payment equal to the amount of base salary that remains payable through the conclusion of the Rittenmeyer Term, (3) if such termination occurs during the Initial Term, a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance, (4) if such termination occurs during the Initial Term, a lump sum payment equal to a pro rata portion of the AIP bonus Mr. Rittenmeyer would have had the opportunity to earn for the year of termination based on the higher of actual and target performance and for the remainder of the Initial Term thereafter based on target performance, (5) accelerated vesting and settlement of the Retention Bonus, (6) accelerated vesting of all equity and other long-term incentive awards held by Mr. Rittenmeyer, and (7) continued coverage under the Company’s health and welfare plans and other benefits and perquisites through the expiration of the Rittenmeyer Term. Mr. Rittenmeyer’s entitlement to such benefits is contingent upon his compliance with his post-termination restrictive covenants (as described below) and, in the case of a termination without cause or resignation for good reason, his execution of a general release of claims in favor of the Company and its affiliates. Pursuant to the Rittenmeyer Agreement, Mr. Rittenmeyer is bound by perpetual confidentiality and non-disparagement covenants and also non-compete and non-solicit covenants that apply during his employment and for two years thereafter.

The summary of the Rittenmeyer Agreement contained herein is qualified in its entirety by reference to the full text of the Rittenmeyer Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety.

Saumya Sutaria

In connection with Dr. Sutaria’s promotion, on August 31, 2021, Dr. Sutaria entered into an amended and restated employment agreement (the “Sutaria Agreement”) with the Company. The Sutaria Agreement provides that Dr. Sutaria will serve as the Chief Executive Officer of the Company for an initial term commencing on the Effective Date and concluding December 31, 2025, and the same will be automatically extended for successive one-year terms upon the expiration of the then-current term unless either party provides not less than 180 days’ notice of his or their intention not to renew (the “Sutaria Term”), subject to earlier termination in accordance with the terms of the Sutaria Agreement. Dr. Sutaria will continue to serve as a member of the Board during the Sutaria Term. The Sutaria Agreement provides that Dr. Sutaria will initially receive an annualized base salary of $1,200,000 and will be eligible to earn an annual incentive bonus with a target amount equal to no less than 125% of his base salary under the AIP. Commencing with the 2022 fiscal year, Dr. Sutaria will also receive annual awards of equity and other long-term incentive awards, which will vest on the same basis as equity and other long-term incentive awards granted to similarly-situated executives of the Company.

If Dr. Sutaria’s employment is terminated without “cause” (including as a result of the Company’s election not to renew the Sutaria Agreement) or Dr. Sutaria voluntarily resigns with “good reason” (each as defined in the Sutaria Agreement) more than six months prior to, or more than two years following, a “change of control” (as defined in the Company’s Executive Severance Plan), Dr. Sutaria will (in addition to any accrued compensation, benefits and expense reimbursements through the applicable termination date) be eligible to receive, subject to his execution of a release of claims in favor of the Company: (1) payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs, (2) a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance, (3) two and one-half times the sum of base salary plus target AIP bonus paid over two and one-half year period following the termination date, (4) accelerated vesting of all outstanding unvested equity and other long-term incentive awards, and (5) continued coverage under the Company’s health and welfare plans during the two and one-half year period following the termination date.

If Dr. Sutaria’s employment is terminated without cause (including as a result of the Company’s election not to renew the Sutaria Agreement) or Dr. Sutaria voluntarily resigns with good reason within six months prior to, or within two years following, a change of control, Dr. Sutaria will (in addition to any accrued compensation, benefits and expense reimbursements through the applicable termination date) be eligible to receive, subject to his execution of a release of claims in favor of the Company: (1) payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs, (2) a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance, (3) three times the sum of base salary plus target AIP bonus paid in single lump-sum, (4) accelerated vesting of all outstanding unvested equity and other long-term incentive awards, and (5) continued coverage under the Company’s health and welfare plans during the three year period following the termination date.

If Dr. Sutaria’s employment is terminated as a result of Dr. Sutaria’s death or “disability” (as defined in the Sutaria Agreement), Dr. Sutaria will (in addition to any accrued compensation, benefits and expense reimbursements through the applicable termination date) be eligible to receive: (1) payment of any earned but unpaid AIP bonus for the year prior to the year in which the termination of employment occurs, (2) a pro-rata AIP bonus for the year in which the termination of employment occurs based on actual performance, and (3) accelerated vesting of all outstanding unvested equity and other long-term incentive awards.

In the event Dr. Sutaria elects not to renew the Sutaria Agreement upon the expiration of the Term, Dr. Sutaria will (in addition to any accrued compensation, benefits and expense reimbursements through the applicable termination date) be entitled to continued vesting of all equity-based awards granted during the Term during the two and one-half year period following the Term as if Dr. Sutaria had remained employed by Company, subject to his execution of a release of claims in favor of the Company and continued compliance with the restrictive covenants set forth in the Sutaria Agreement (as summarized below).

Dr. Sutaria is bound by perpetual confidentiality and non-disparagement covenants. Additionally, Dr. Sutaria is subject to an employee non-solicitation covenant that applies for the duration of Dr. Sutaria’s employment with the Company and for two years thereafter, and a noncompetition covenant that applies with respect to four of the Company’s primary competitors for the duration of Dr. Sutaria’s employment with the Company and for one year thereafter.

The summary of the Sutaria Agreement contained herein is qualified in its entirety by reference to the full text of the Sutaria Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein in its entirety.

Additionally, in connection with his promotion, the Board determined to award Dr. Sutaria restricted stock units pursuant to the Company’s 2019 Stock Incentive Plan and award agreements thereunder with a September 1, 2021 grant date fair value equal to $8,000,000, with 50% time vesting on August 31, 2025 and 50% vesting on August 31, 2025 subject to the achievement of performance conditions over the period commencing on January 1, 2021 and ending on June 30, 2025 in accordance with the Company’s existing long-term performance incentive framework.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement between the Company and Ronald A. Rittenmeyer, effective as of September 1, 2021.

10.2	Amended and Restated Employment Agreement between the Company and Saumya Sutaria, effective as of September 1, 2021.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

Date: September 3, 2021	By:	/s/ Thomas Arnst
	Name:	Thomas Arnst
	Title:	Executive Vice President, Chief Administrative Officer and General Counsel